EXHIBIT 99.1

Investor Relations Contact: Raphael Gross 203-682-8253 investorrelations@dfrg.com Media Relations Contact: Alecia Pulman 203-682-8200 DFRGPR@icrinc.com
Del Frisco’s Restaurant Group, Inc. Reports Third Quarter 2018 Results
Updates Fiscal Year 2018 Guidance
IRVING, Texas, November 12, 2018 - (GLOBE NEWSWIRE) - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s”) (NASDAQ: DFRG) today reported financial results for the third quarter ended September 25, 2018 and updated its guidance for fiscal year 2018 to reflect in part the sale of Sullivan’s Steakhouse.
On August 6, 2018 we closed on an underwritten public offering of 12,937,500 shares of common stock at a public offering price of $8.00 per share for total net proceeds of $97.8 million. On September 21, 2018, we completed the sale of Sullivan’s Steakhouse for total proceeds of $32 million. The proceeds from both the public offering and divestiture were used to repay a portion of our outstanding borrowings. As of the third quarter ended September 25, 2018, we had an outstanding balance on our senior secured term loan of $310 million and no outstanding borrowings on our revolving credit agreement.
Given the sale of Sullivan’s Steakhouse, and a related impairment and loss on sale, operating results for Sullivan’s Steakhouse are included in discontinued operations for all periods presented. All numbers below are therefore for continuing operations unless otherwise stated.
Key Highlights from the 13-Week Third Quarter 2018 Compared to the 12-Week Third Quarter 2017 Include:

•
Consolidated revenues increased 73.7% to $105.3 million from $60.6 million due primarily to $39.9 million in contributions from Barcelona Wine Bar and bartaco (together, “Emerging Brands”), which were acquired on June 27, 2018 and the additional calendar week in the third quarter of 2018 compared to the third quarter of 2017.

•	Total comparable restaurant sales decreased 1.9%.

•	GAAP net loss of $41.2 million, or $1.49 per diluted share, compared to GAAP net loss of $1.1 million, or $0.05 per diluted share.

•	Adjusted net loss* of $1.9 million, or $0.07 per diluted share, compared to adjusted net loss* of $0.8 million, or $0.04 per diluted share.

•	Adjusted EBITDA* increased 113.8% to $6.8 million from $3.2 million. As a percentage of consolidated revenues, adjusted EBITDA margin increased 120 basis points to 6.4% from 5.2%.

•
Restaurant-level EBITDA* increased 96.5% to $18.6 million from $9.5 million due primarily to $10.2 million in contributions from Emerging Brands. As a percentage of consolidated revenues, restaurant-level EBITDA margin increased 210 basis points to 17.7% from 15.6%.

* Adjusted net loss, adjusted EBITDA, and restaurant-level EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to GAAP net income and operating (loss)/income, respectively, and a discussion of why we consider them useful, see the reconciliation of non-GAAP measures accompanying this release.
Norman Abdallah, Chief Executive Officer of Del Frisco's, said, "We are positioning ourselves for long-term success by executing our brand strategies, ensuring liquidity and investment behind our three major growth brands -- Del Frisco’s Double Eagle Steakhouse, Barcelona Wine Bar and bartaco -- through capital restructuring, shedding underperforming assets, and divesting of Sullivan’s Steakhouse. ‘Front-end’ operations for Barcelona Wine Bar and bartaco have now been substantially integrated into the Del Frisco’s eco-system with their respective management teams working from our Irving, TX support center while ‘back-end’ support systems are on track to be fully integrated ahead of schedule by mid-year 2019. Encouragingly, G&A and purchasing synergies are now anticipated at the high end of our previous $3 million to $5 million range with significant savings run-rate beginning in the second half of 2019.”

Abdallah continued, “Our restaurant portfolio is benefitting from greater diversification and balance than ever before with contributions from our Emerging Brands strengthening our top-line, enhancing restaurant-level EBITDA and margins and providing new restaurant opportunities to support Del Frisco’s growth targets. Barcelona Wine Bar and bartaco both experienced strong third quarter restaurant-level EBITDA growth with a smooth transition under Del Frisco’s first quarter of ownership. Barcelona and Vinoteca’s comparable restaurant sales rose 2.5%, revenues increased 10.7%, restaurant-level EBITDA rose 15.8%, and restaurant-level EBITDA margins improved by 100 basis points compared to the same thirteen week quarter in 2017. While bartaco’s comparable restaurant sales were affected by rains in the Northeast, a formidable 11.1% comparison from the prior-year period, and one underperforming location, encouragingly revenues still increased 11.8%. Restaurant-level EBITDA also rose 23.4%, and restaurant-level EBITDA margins improved by 260 basis points compared to the same thirteen week quarter last year.”
Abdallah concluded, “Del Frisco’s Grille’s revenues and comparable restaurant sales held steady while restaurant-level EBITDA margins improved 70 bps on a thirteen week to thirteen week basis, while the Double Eagle’s restaurant-level margins were negatively impacted by 430 basis points from new store inefficiencies and 42 days of restaurant closure for two remodeling projects. These factors, along with the timing of marketing expenses, more than offset lower cost of sales benefits from a favorable commodity environment. The Double Eagle’s comparable restaurant sales decline primarily reflected anticipated sales transfer in Boston from our new Back Bay opening, a decline in patio sales and continued underperformance in Chicago, a market we now expect to exit early next year. Under new brand leadership, and despite these headwinds, comparable restaurant sales at the Double Eagle turned positive towards the end of the third quarter and this trend has continued though the first five weeks of the fourth quarter with comparable restaurant sales rising in the low single digits. We are particularly encouraged by our private dining sales momentum in our highest seasonality quarter of the year with comparable private dining restaurant sales up close to 20% through the first five weeks and bookings for the remaining weeks of the quarter more than 20% above where they were at the same time in 2017. Finally, bartaco’s comparable restaurant sales have turned strongly positive at the end of October, increasing 9.9% in the first 12 days since we lapped the incident in one underperforming bartaco location last year.”
Review of Third Quarter 2018 Operating Results
Consolidated revenues increased $44.7 million, or 73.7%, to $105.3 million in the third quarter of 2018 from $60.6 million in the third quarter of 2017. The increase in revenues reflects $39.9 million in contributions from the Emerging Brands, which were acquired on June 27, 2018, representing 441 additional operating weeks, coupled with 36 additional operating weeks from our Del Frisco’s Double Eagle Steakhouse and Del Frisco’s Grille brands. The incremental operating weeks from our Del Frisco’s Double Eagle Steakhouse and Del Frisco’s Grille brands were primarily due to the additional calendar week in the third quarter of 2018 compared to the third quarter of 2017 as a result of our change in the fiscal quarter calendar.

Comparable Restaurant Sales

	Total	Double Eagle	Barcelona	bartaco	Del Frisco’s Grille
Comparable Restaurant Sales	(1.9%)	(2.4%)	2.5%	(7.0%)	(0.4%)
Customer Counts	(5.5%)	(4.7%)	1.0%	(5.9%)	(9.0%)
Average Check	3.6%	2.3%	1.5%	(1.1%)	8.6%
General and administrative costs increased to $11.8 million in the third quarter of 2018 from $6.3 million in the third quarter of 2017. As a percentage of consolidated revenues, general and administrative costs increased to 11.2% from 10.4%. This increase was primarily related to the Emerging Brands, the additional calendar week in the third quarter of 2018 compared to the third quarter of 2017 as a result of our change in fiscal quarter calendar, and investments in the restaurant support center and regional management to support future growth, partially offset by the sale of Sullivan’s Steakhouse.
In the third quarter of 2018, we had acquisition costs of $6.0 million, impairment costs of $2.1 million which were almost entirely related to our Chicago Double Eagle, consulting project costs of $1.0 million, lease termination costs of $0.9 million and reorganization severance costs of $0.7 million. In the third quarter of 2017, we had donations of $0.8 million, consulting project costs of $0.2 million and reorganization severance costs were $0.4 million.
GAAP net loss was $41.2 million, or $1.49 per diluted share, in the third quarter of 2018, compared to GAAP net loss of $1.1 million, or $0.05 per diluted share, in the third quarter of 2017.
Adjusted net loss* was $1.9 million, or $0.07 per diluted share, in the third quarter of 2018, compared to adjusted net loss* of $0.8 million, or $0.04 per diluted share in the third quarter of 2017.
Adjusted EBITDA* from continuing operations increased 113.8% to $6.8 million from $3.2 million. As a percentage of consolidated revenues, Adjusted EBITDA margin increased 120 basis points to 6.4% from 5.2%.

Restaurant-level EBITDA* increased $9.1 million, or 96.5%, to $18.6 million in the third quarter of 2018, primarily due to $10.2 million in contributions from Emerging Brands. As a percentage of consolidated revenues, restaurant-level EBITDA* increased to 17.7% from 15.6%.
Fiscal Year 2018 Guidance & Long-Term Growth Outlook
The following statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the statement below regarding Forward-Looking Statements and our recent filings with the SEC for a more detailed discussion of the risks that could impact our future operating results and financial condition.
Based upon current information, we are updating our guidance for the 52-week fiscal year 2018, which ends on December 25, 2018, to reflect our year-to-date performance, the sale of Sullivan’s Steakhouse ahead of schedule, some delays to our new restaurant opening plans and expectations for the fourth quarter of 2018. Note this guidance represents continuing operations so excludes discontinued operations at Sullivan’s Steakhouse and also excludes results for our Barcelona Wine Bar and bartaco brands prior to Del Frisco’s ownership.

•	Total comparable restaurant sales of (1.5)% to 0.5%.

•	Ten restaurant openings consisting of three Del Frisco’s Double Eagle Steakhouses, three Del Frisco’s Grilles, and post-acquisition one Barcelona Wine Bar and three bartacos.

•	Five to six restaurant closures consisting of three to four Del Frisco’s Grilles and two legacy bartacos. Three Grilles and both bartacos are already closed.

•	Restaurant-level EBITDA** of 19.5% to 20.5% of consolidated revenues.

•	General and administrative costs of approximately $39 million to $42 million, which excludes items we consider non-recurring in nature.

•	Pre-opening expenses of $10 million to $11 million.

•	Net capital expenditures, after tenant allowances, of $75 million to $80 million.

•	Adjusted EBITDA** of $34 million to $38 million
By the end of fiscal year 2021, we are targeting generation on an annual basis of at least $700 million in consolidated revenues and at least $100 million in adjusted EBITDA**. To achieve these long term targets, we would need to satisfy the following key annual goals over the next three years:

•	Consolidated revenue growth of at least 10%.

•	Total comparable restaurant sales growth of 0% to 2%.

•	Total net restaurant growth of 10% to 12% annually.

•	Maintaining strong restaurant-level EBITDA** margins.

•	General and administrative cost leverage.

•	Adjusted EBITDA** growth of at least 15%.
We are also targeting net debt to adjusted EBITDA** of 2.5x to 3.0x by the end of fiscal year 2021.
**A reconciliation of the differences between the non-GAAP expectations and GAAP measures for adjusted EBITDA and restaurant-level EBITDA generally is not available without unreasonable effort due to the potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, the impact and timing of potential acquisitions and divestitures and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Development
Del Frisco’s Double Eagle Steak House
We opened restaurants in Boston, MA early during the third quarter, which is performing in line with expectations, and Atlanta, GA late during the third quarter, our first “smaller prototype” test location.
We also opened a restaurant in San Diego, CA during the fourth quarter of 2018, while the restaurant in Century City, CA is now expected to open in the first quarter of 2019. In addition, we have signed leases for restaurants in each of Santa Clara, CA and Pittsburgh, PA.

Barcelona Wine Bar
We expect to open a restaurant in Charlotte, NC during the fourth quarter. A restaurant in Raleigh, NC is scheduled to open in the first quarter of 2019.
bartaco
We opened a restaurant in North Hills, NC during the third quarter of 2018 and expect to open restaurants in each of Fort Point, MA, and Dallas, TX during the fourth quarter of 2018. A restaurant in Madison, WI is also scheduled to open in the first quarter of 2019.
Del Frisco’s Grille
We expect to open a restaurant in each of Philadelphia, PA and Fort Lauderdale, FL during the fourth quarter of 2018.
Barteca Selected Financial Information
We have also posted to our website unaudited selected quarterly historical financial information for Barteca (“Emerging Brands”), recast to align with our fiscal calendar. This information is derived from financial statements prepared by the former management of Barteca. This unaudited selected financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited selected financial information does not purport to project the future financial position or results of operations of the combined company and do not reflect synergies that might be achieved from the combined operations.
Conference Call
We will host a conference call this morning to discuss our third quarter 2018 financial results. Hosting the conference call will be Norman Abdallah, Chief Executive Officer and Neil Thomson, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 323-794-2588. A replay will be available afterwards and can be accessed by dialing 412-317-6671; the passcode is 8851132. The replay will be available until Monday, November 19, 2018.
The conference call will also be webcast live and archived on Del Frisco’s corporate website. To access the webcast, please visit www.dfrg.com under the “Investor Relations” tab.

Forward-Looking Statements

Certain statements in this communication, including the Company’s guidance and long term goals, are forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, “goal” and similar terms and phrases, including references to assumptions, to identify forward-looking statements.

All statements other than statements of historical facts contained in this communication, including references to assumptions or statements regarding our updated outlook for 2018, the Company’s long term goals, the impact of our acquisition of Barteca (the “Barteca Acquisition”) and our divestiture of Sullivan’s on our financial results and the future results of our operations and financial position, are forward-looking statements. The forward-looking statements in this communication are based upon a number of estimates and assumptions and are based on information available to us as of the date any such statements are made. We assume no obligation to update these forward-looking statements, including our long term goals. Our long term goals are not projections or guarantees of future performance.

The forward-looking statements in this communication are inherently subject to significant business, economic, regulatory and competitive risks and uncertainties, many of which are beyond the Company’s control and are based upon assumptions with respect to future business strategies and decisions which are subject to change. Actual results could differ materially from those described in the statements. These risks and uncertainties include, but are not limited to the following: (i) access to financing for the combined companies on a timely basis and on reasonable terms; (ii) the impact of the combined companies’ debt levels on the ability to operate following the Barteca Acquisition; (iii) risks relating to the integration of operations, products and employees into the combined company and the possibility that the anticipated synergies and other benefits of the Barteca Acquisition will not be realized in whole or in part within expected timeframes, if at all; and (iv) the impact of the Barteca Acquisition on the combined companies’ business. Additional factors relating to our business that could cause actual results to differ materially from our forward-looking statements include our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees, the impact of the Sullivan’s divestiture on our business, including uncertainty regarding the terms of any such divestiture and our ability to generate a return on such divestiture consistent with our strategy, our ability to achieve expected levels of comparable restaurant sales increases, the performance of new restaurants and their impact on existing restaurant sales, changes in economic conditions and general trends, consumer confidence and spending patterns, increases in the cost of food ingredients and other key supplies, the risk of food-borne illnesses and other health concerns about our food, the potential for increased labor costs or difficulty retaining qualified employees, including as a result of immigration enforcement activities, risks relating to our expansion into new markets, the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages, risks related to cost pressures, shortages or interruptions in the delivery of food and other products and services and the risks set forth in our reports filed with the Securities and Exchange Commission.

About Del Frisco’s Restaurant Group, Inc.

Based in Irving, Texas, Del Frisco's Restaurant Group, Inc. is a collection of 69 restaurants across 16 states and Washington, D.C., including Del Frisco's Double Eagle Steakhouse, Barcelona Wine Bar, bartaco, and Del Frisco's Grille.

Del Frisco's Double Eagle Steakhouse serves flawless cuisine that's bold and delicious, and offers an extensive award-winning wine list and level of service that reminds guests that they're the boss. Barcelona serves tapas both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment. Del Frisco's Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients.

For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.BarcelonaWineBar.com, www.bartaco.com, and www.DelFriscosGrille.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.

DEL FRISCO'S RESTAURANT GROUP, INC.
Condensed Consolidated Statements of Operations - Unaudited

	13 Weeks Ended(1)		12 Weeks Ended(1)		39 Weeks Ended(1)		36 Weeks Ended(1)
(Amounts in thousands, except per share data)	September 25, 2018		September 5, 2017		September 25, 2018		September 5, 2017
Revenues	$105,304	100.0%	$60,616	100.0%	$254,367	100.0%	$193,404	100.0%
Costs and expenses:
Costs of sales	28,749	27.3	17,731	29.3	71,503	28.1	54,920	28.4
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	56,063	53.2	32,259	53.2	128,618	50.6	96,099	49.7
Marketing and advertising costs	1,904	1.8	1,165	1.9	5,100	2.0	3,331	1.7
Pre-opening costs	3,559	3.4	25	—	6,108	2.4	2,032	1.1
General and administrative costs	11,833	11.2	6,301	10.4	27,613	10.9	18,097	9.4
Donations	32	—	834	1.4	90	—	836	0.4
Consulting project costs	963	0.9	153	0.3	1,897	0.7	2,786	1.4
Acquisition costs	6,026	5.7	—	—	10,892	4.3	—	—
Reorganization severance	697	0.7	353	0.6	810	0.3	1,072	0.6
Lease termination and closing costs	948	0.9	—	—	1,539	0.6	(2)	—
Impairment charges	2,115	2.0	—	—	2,115	0.8	—	—
Depreciation and amortization	6,362	6.0	4,195	6.9	14,734	5.8	11,842	6.1
Total costs and expenses	119,251	113.2	63,016	104.0	271,019	106.5	191,013	98.8
Insurance settlement	72	0.1	—	—	72	—	—	—
Operating income (loss)	(13,875)	(13.2)	(2,400)	(4.0)	(16,580)	(6.5)	2,391	1.2
Other income expense, net:
Interest expense	(24,410)	(23.2)	(342)	(0.6)	(25,223)	(9.9)	(360)	(0.2)
Other	(484)	(0.5)	(43)	(0.1)	(533)	(0.2)	(53)	—
Income (loss)before income taxes	(38,769)	(36.8)	(2,785)	(4.6)	(42,336)	(16.6)	1,978	1.0
Income tax expense (benefit)	2,436	2.3	(1,730)	(2.9)	255	0.1	595	0.3
Net (loss) income from continuing operations	(41,205)	(39.1)	(1,055)	(1.7)	(42,591)	(16.7)	1,383	0.7
Income (loss) from discontinued operations, net of tax	(25,869)	(24.6)	(721)	(1.2)	(25,645)	(10.1)	2,241	1.2
Net income (loss)	$(67,074)	(63.7)%	$(1,776)	(2.9)%	$(68,236)	(26.8)%	$3,624	1.9%
Net income (loss) per average common share outstanding—basic
Income (loss) from continuing operations	$(1.49)		$(0.05)		$(1.87)		$0.06
Income (loss) from discontinued operations	(0.94)		(0.03)		(1.13)		0.10
Net income (loss)	$(2.43)		$(0.08)		$(3.00)		$0.17
Net income (loss) per average common share outstanding—diluted
Income (loss) from continuing operations	$(1.49)		$(0.05)		$(1.87)		$0.06
Income (loss) from discontinued operations	(0.94)		(0.03)		(1.13)		0.10
Net income (loss)	$(2.43)		$(0.08)		$(3.00)		$0.16
Weighted-average number of common shares outstanding:
Basic	27,634		21,103		22,776		21,962
Diluted	27,634		21,103		22,776		22,180

(1)
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The third quarter ended September 25, 2018 contained 13 weeks, the quarter ended September 5, 2017 contained 12 weeks, the first three quarters ended September 25, 2018 contained 39 weeks and the first three quarters ended September 5, 2017 contained 36 weeks. See Note 1, Business and Basis of Presentation in the notes to our consolidated financial statements included in our quarterly report on Form 10-Q for the quarter ended September 25, 2018.

DEL FRISCO'S RESTAURANT GROUP, INC.
Selected Condensed Consolidated Balance Sheet Data - Unaudited

	As of
(Amounts in thousands)	September 25, 2018	December 26, 2017
Cash and cash equivalents	$4,344	$4,553
Total assets	702,672	328,470
Long-term debt	297,205	24,477
Total stockholders' equity	221,630	189,087
DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended September 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$38,112	100.0%	$17,210	100.0%	$22,663	100.0%	$27,319	100.0%
Costs and expenses:
Cost of sales	11,519	30.2	4,639	27.0	5,156	22.8	7,435	27.2
Restaurant operating expenses:
Labor	10,888	28.6	5,372	31.2	7,329	32.3	9,153	33.5
Operating expenses	5,080	13.3	2,356	13.7	2,934	12.9	4,314	15.8
Occupancy	3,639	9.5	831	4.8	846	3.7	3,321	12.2
Restaurant operating expenses	19,607	51.4	8,559	49.7	11,109	49.0	16,788	61.5
Marketing and advertising costs	1,080	2.8	88	0.5	102	0.5	634	2.3
Restaurant-level EBITDA	$5,906	15.5%	$3,924	22.8%	$6,296	27.8%	$2,462	9.0%
Restaurant operating weeks	176		208		233		298
Average weekly volume	$217		$83		$97		$92

	12 Weeks Ended September 5, 2017(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$34,738	100.0%	$—	—%	$—	—%	$25,878	100.0%
Costs and expenses:
Cost of sales	10,813	31.1	—	—	—	—	6,918	26.7
Restaurant operating expenses:
Labor	9,482	27.3	—	—	—	—	9,078	35.1
Operating expenses	3,967	11.4	—	—	—	—	3,684	14.2
Occupancy	2,768	8.0	—	—	—	—	3,280	12.7
Restaurant operating expenses	16,217	46.7	—	—	—	—	16,042	62.0
Marketing and advertising costs	642	1.8	—	—	—	—	523	2.0
Restaurant-level EBITDA	$7,066	20.3%	$—	—%	$—	—%	$2,395	9.3%
Restaurant operating weeks	153		—		—		285
Average weekly volume	$227		$—		$—		$91

(1)	See footnote 1 to the Condensed Consolidated Statement of Income above.

	39 Weeks Ended September 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$125,536	100.0%	$17,210	100.0%	$22,663	100.0%	$88,958	100.0%
Costs and expenses:
Cost of sales	37,468	29.8	4,639	27.0	5,156	22.8	24,240	27.2
Restaurant operating expenses:
Labor	31,239	24.9	5,372	31.2	7,329	32.3	29,165	32.8
Operating expenses	14,960	11.9	2,356	13.7	2,934	12.9	12,880	14.5
Occupancy	10,792	8.6	831	4.8	846	3.7	9,914	11.1
Restaurant operating expenses	56,991	45.4	8,559	49.7	11,109	49.0	51,959	58.4
Marketing and advertising costs	2,994	2.4	88	0.5	102	0.5	1,916	2.2
Restaurant-level EBITDA	$28,083	22.4%	$3,924	22.8%	$6,296	27.8%	$10,843	12.2%
Restaurant operating weeks	514		208		233		934
Average weekly volume	$244		$83		$97		$95

	36 Weeks Ended September 5, 2017(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$114,692	100.0%	$—	—%	$—	—%	$78,712	100.0%
Costs and expenses:
Cost of sales	34,495	30.1	—	—	—	—	20,425	25.9
Restaurant operating expenses:
Labor	28,781	25.1	—	—	—	—	26,974	34.3
Operating expenses	12,149	10.6	—	—	—	—	10,610	13.5
Occupancy	8,448	7.4	—	—	—	—	9,137	11.6
Restaurant operating expenses	49,378	43.1	—	—	—	—	46,721	59.4
Marketing and advertising costs	1,958	1.7	—	—	—	—	1,373	1.7
Restaurant-level EBITDA	$28,861	25.2%	$—	—%	$—	—%	$10,193	12.9%
Restaurant operating weeks	447		—		—		837
Average weekly volume	$257		$—		$—		$94

(1)	See footnote 1 to the Condensed Consolidated Statement of Income above.

Non-GAAP Measures
We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP adjusted net income, adjusted EPS net (loss) income per share, adjusted EBIDTA and restaurant-level EBITDA. Adjusted net income represents GAAP net income (loss) plus the sum of GAAP income tax expense (benefit), lease termination and closing costs, consulting project costs, acquisition and disposition costs, reorganization severance, non-recurring legal expenses, donations, non-recurring corporate expenses, and impairment charges minus income tax expense at an effective tax rate of 80% during 2018, and 29% during 2017. We believe that this non-GAAP operating measure represents a useful measure of performance internally and for investors as it excludes certain non-operating related expenditures. Adjusted EBIDTA is calculated by adding back to operating income, pre-opening costs, donations, consulting project costs, acquisition costs, reorganization severance, lease termination and closing costs, depreciation and amortization, impairment charges and insurance settlements. Restaurant-level EBITDA is calculated by adding back to adjusted EBIDTA general and administrative expenses. We believe that these operating measures also represent useful internal measures of performance. Restaurant-level EBITDA margin represents restaurant-level EBITDA as a percentage of our revenues. Adjusted EPS net (loss) income per share represents income from continuing operations excluding the impact of certain adjustments such as the amortization of intangible assets, acquisition-related transaction and integration costs, goodwill impairments, gains and losses on divestitures and any other items specifically identified herein, divided by the Company’s weighted average diluted shares outstanding. We believe that this measure represents a useful measure of performance internally and for investors.
Accordingly, we include these non-GAAP measures so that investors have the same financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, these measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements. The following tables include a reconciliation of net income to adjusted net income and operating income to restaurant-level EBITDA.
DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	39 Weeks Ended	36 Weeks Ended
(Amounts in thousands, except per share data)	September 25, 2018	September 5, 2017	September 25, 2018	September 5, 2017
Adjusted Net Income:
GAAP Net (loss) income	$(67,074)	$(1,776)	$(68,236)	$3,624
GAAP Income tax (benefit) expense	2,436	(1,730)	255	595
Lease termination and closing costs	948	—	1,539	(2)
Consulting project costs	919	153	1,505	2,786
Acquisition costs	6,026	—	10,892	—
Reorganization severance	697	353	810	1,072
Non-recurring legal expenses	42	358	380	358
Donations	32	805	90	805
Non-recurring corporate expenses	2	—	12	—
Impairment charges	2,115	—	2,115	—
Discontinued operations	25,869	721	25,645	(2,241)
Loss on the write-off of deferred financing costs	18,266	—	18,266	—
Adjusted Pre-tax (loss) income	(9,722)	(1,116)	(6,727)	6,997
Income tax (benefit) expense	(7,778)	(324)	(5,382)	2,029
Adjusted net (loss) income	$(1,944)	$(792)	$(1,345)	$4,968
Adjusted net (loss) income per basic share	$(0.07)	$(0.04)	$(0.06)	$0.23
Adjusted net (loss) income per diluted share	$(0.07)	$(0.04)	$(0.06)	$0.22

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted EBITDA Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	39 Weeks Ended	36 Weeks Ended
(Amounts in thousands)	September 25, 2018	September 5, 2017	September 25, 2018	September 5, 2017
Operating income (loss)	$(13,875)	$(2,400)	$(16,580)	$2,391
Add:
Pre-opening costs	3,559	25	6,108	2,032
Donations	32	834	90	836
Lease termination and closing costs	948	—	1,539	(2)
Depreciation and amortization	6,362	4,195	14,734	11,842
Acquisition and costs	6,026	—	10,892	—
Consulting project costs	963	153	1,897	2,786
Reorganization severance	697	353	810	1,072
Impairment charges	2,115	—	2,115	—
Insurance settlement	(72)	—	(72)	—
Adjusted EBITDA	$6,755	$3,160	$21,533	$20,957
Adjusted EBITDA margin	6.4%	5.2%	8.5%	10.8%

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended	12 Weeks Ended	39 Weeks Ended	36 Weeks Ended
(Amounts in thousands)	September 25, 2018	September 5, 2017	September 25, 2018	September 5, 2017
Operating income (loss)	$(13,875)	$(2,400)	$(16,580)	$2,391
Add:
Pre-opening costs	3,559	25	6,108	2,032
General and administrative costs	11,833	6,301	27,613	18,097
Donations	32	834	90	836
Consulting project costs	963	153	1,897	2,786
Acquisition costs	6,026	—	10,892	—
Reorganization severance	697	353	810	1,072
Lease termination and closing costs	948	—	1,539	(2)
Depreciation and amortization	6,362	4,195	14,734	11,842
Non-cash impairment charges	2,115	—	2,115	—
Insurance settlement	(72)	—	(72)	—
Restaurant-level EBITDA	$18,588	$9,461	$49,146	$39,054

Recast 2017 Financial Information
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The overall fiscal year remains the same with a 52- or 53-week year ending on the last Tuesday in December. We have not restated and do not plan to restate historical quarterly financial statements prepared in accordance with GAAP. See Note 1, Business and Basis of Presentation, in our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2018 (“Third Quarter 10-Q”) for additional information regarding the change in our fiscal quarters.
Due to the difference in the reporting period between the third quarter of 2018, which contained 13 weeks, and the third quarter of 2017, which contained 12 weeks, and in the reporting period between the first three quarters of 2018, which contained 39 weeks, and the first three quarters of 2017, which contained 36 weeks, our 2018 results of operations as presented in accordance with GAAP are not comparable to the prior year. Therefore, we are presenting recast quarterly financial results for the fiscal 2017 period because management uses this information in evaluating performance and believes it provides investors with additional information to consider along with our results prepared in accordance with GAAP and the discussion thereof included in the Third Quarter 10-Q. However, the presentation of this recast financial information does not comply with GAAP and should not be considered independent of our unaudited combined financial statements and the related notes included in the Third Quarter 10-Q.
The consolidated and segment revenues reflected in the recast 2017 financial information are derived from our historical books and records and no adjustments were made thereto other than to account for the additional operating week. The amount of certain recurring expense items on a consolidated basis and at the segment level, including costs of sales, restaurant operating expenses and the other items identified as such below, were calculated based on a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 consolidated or segment revenues, as applicable, over reported 2017 consolidated or segment revenues, as applicable, because such items are typically a function of and move in correlation to revenues during a given period. No changes were made to the reported 2017 results for certain other expense items such as consulting project costs and the other items identified as such below because they are generally not recurring, but incurred at distinct moments within a period as a result of their more unique nature.
Adjusted net income, adjusted EPS, adjusted pre-tax income and restaurant-level EBITDA are non-GAAP measures. See the discussion above under Non-GAAP Information regarding how we define these measures and why we believe they are useful for investors.
The unaudited combined adjusted financial information for the 39 weeks ended September 25, and for the 13 weeks and 39 weeks ended September 26, 2017 in the following tables represent information derived from financial statements prepared by the former management of Barteca ("Emerging Brands"), recast to align with our fiscal calendar, and historical recast financial information of Del Frisco's Heritage Brands, which represent Double Eagle and Grille, prior to the Barteca Acquisition. This unaudited combined adjusted financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited combined adjusted financial information does not purport to project the future financial position or results of operations of the combined company and do not reflect synergies that might be achieved from the combined operations.

DEL FRISCO'S RESTAURANT GROUP, INC.
Statements of Income Information - Unaudited

	13 Weeks Ended		13 Weeks Ended (recast)(1)			39 Weeks Ended (recast)(1)		39 Weeks Ended (recast)(1)
(Amounts in thousands, except per share data)	September 25, 2018		September 26, 2017			September 25, 2018		September 26, 2017
Revenues	$105,304	100.0%	$101,636		100.0%	$325,057	100.0%	$306,904		100.0%
Costs and expenses:
Costs of sales	28,749	27.3	28,384	(2)	27.9	88,776	27.3	83,768	(2)	27.3
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	56,063	53.2	53,554	(2)	52.7	162,170	49.9	152,443	(2)	49.7
Marketing and advertising costs	1,904	1.8	1,452	(2)	1.4	5,560	1.7	4,169	(2)	1.4
Pre-opening costs	3,559	3.4	766	(2)	0.8	6,862	2.1	3,669	(2)	1.2
General and administrative costs	11,833	11.2	10,709	(2)	10.5	43,718	13.4	28,946	(2)	9.4
Donations	32	—	836		0.8	90	—	836		0.3
Consulting project costs	963	0.9	153	(4)	0.2	1,897	0.6	2,786	(4)	0.9
Acquisition costs	6,026	5.7	—		—%	13,984	4.3	—		—%
Reorganization severance	697	0.7	509		0.5	810	0.2	1,072		0.3
Lease termination and closing costs	948	0.9	—	(4)	—%	1,539	0.5	(2)	(4)	—
Impairment charges	2,115	2.0	—		—%	2,115	0.7	—		—%
Depreciation and amortization	6,362	6.0	6,094	(2)	6.0	18,392	5.7	17,100	(2)	5.6
Total costs and expenses	119,251	113.2	102,457		100.8	345,913	106.4	294,787		96.1
Insurance settlement	72	0.1	40		—	72	—	—		—%
Operating income (loss)	(13,875)	(13.2)	(781)		(0.8)	(20,784)	(6.4)	12,117		3.9
Other income expense, net:
Interest expense	(24,410)	(23.2)	(342)	(4)	(0.3)	(24,845)	(7.6)	(361)	(4)	(0.1)
Other	(484)	(0.5)	(43)	(4)	—	(461)	(0.1)	(52)	(4)	—
Income (loss)before income taxes	(38,769)	(36.8)	(1,166)		(1.1)	(46,090)	(14.2)	11,704		3.8
Income tax expense (benefit)	2,436	2.3	73	(5)	0.1	277	0.1	3,519	(5)	1.1
Net (loss) income from continuing operations	(41,205)	(39.1)	(1,239)		(1.2)	(46,367)	(14.3)	8,185		2.7
Income (loss) from discontinued operations, net of tax	(25,869)	(24.6)	(954)		(0.9)	(25,645)	(7.9)	2,400		0.8
Net income (loss)	$(67,074)	(63.7)%	$(2,193)		(2.2)%	$(72,013)	(22.2)%	$10,584		3.4%
Net income (loss) per average common share outstanding—basic
Income (loss) from continuing operations	$(1.49)		$(0.06)			$(2.04)		$0.39
Income (loss) from discontinued operations	(0.94)		(0.04)			(1.13)		0.11
Net income (loss)	$(2.43)		$(0.10)			$(3.16)		$0.50
Basic	27,634		21,422			22,776		21,136

(1)
Recast amounts for the 13 weeks ended September 26, 2017, 39 weeks ended September 25, 2018 and 39 weeks ended September 26, 2017 include historical amounts for Emerging Brands that were acquired during the third quarter of 2018

(2)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records for the additional operating week included in the recast 2017 period.

(3)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records for the additional operating weeks included in the recast 2017 period.

(4)	Recast 2017 amount equals the reported 2017 amount.

(5)	Based on the same tax rate used for the reported 2017 results.

DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended September 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$38,112	100.0%	$17,210	100.0%	$22,663	100.0%	$27,319	100.0%
Costs and expenses:
Cost of sales	11,519	30.2	4,639	27.0	5,156	22.8	7,435	27.2
Restaurant operating expenses:
Labor	10,888	28.6	5,372	31.2	7,329	32.3	9,153	33.5
Operating expenses	5,080	13.3	2,356	13.7	2,934	12.9	4,314	15.8
Occupancy	3,639	9.5	831	4.8	846	3.7	3,321	12.2
Restaurant operating expenses	19,607	51.4	8,559	49.7	11,109	49.0	16,788	61.5
Marketing and advertising costs	1,080	2.8	88	0.5	102	0.5	634	2.3
Restaurant-level EBITDA	$5,906	15.5%	$3,924	22.8%	$6,296	27.8%	$2,462	9.0%
Restaurant operating weeks	176		208		233		298
Average weekly volume	$217		$83		$97		$92

	13 Weeks Ended September 26, 2017 (recast)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$38,275	100.0%	$15,551	100.0%	$20,280	100.0%	$27,530	100.0%
Costs and expenses:
Cost of sales(2)	11,884	31.0	4,254	27.4	4,880	24.1	7,367	26.8
Restaurant operating expenses:
Labor(2)	10,713	28.0	4,908	31.6	6,656	32.8	9,856	35.8
Operating expenses(2)	4,356	11.4	2,084	13.4	2,819	13.9	3,875	14.1
Occupancy(2)	3,148	8.2	829	5.3	723	3.6	3,587	13.0
Restaurant operating expenses	18,217	47.6	7,821	50.3	10,198	50.3	17,318	62.9
Marketing and advertising costs(1)	709	1.9	87	0.6	99	0.5	557	2.0
Restaurant-level EBITDA	$7,465	19.5%	$3,390	21.8%	$5,103	25.2%	$2,289	8.3%
Restaurant operating weeks	167		194		183		311
Average weekly volume	$229		$80		$111		$89

(1)	Recast amounts for the 13 weeks ended September 26, 2017 include historical amounts for Emerging Brands that were acquired during the third quarter of 2018

(2)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 segment revenues over reported 2017 segment revenues, which was determined based on the segment revenues recorded in the company’s historical books and records for the additional operating week included in the recast 2017 period

	39 Weeks Ended September 25, 2018 (recast)(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$125,536	100.0%	$50,356	100.0%	$60,207	100.0%	$88,958	100.0%
Costs and expenses:
Cost of sales	37,468	29.8	13,450	26.7	13,618	22.6	24,240	27.2
Restaurant operating expenses:
Labor	31,239	24.9	15,390	30.6	19,323	32.1	29,165	32.8
Operating expenses	14,960	11.9	6,530	13.0	7,176	11.9	12,880	14.5
Occupancy	10,792	8.6	2,469	4.9	2,334	3.9	9,914	11.1
Restaurant operating expenses	56,981	45.4	24,389	48.4	28,833	47.9	51,966	58.4
Marketing and advertising costs	2,994	2.4	273	0.5	377	0.6	1,916	2.2
Restaurant-level EBITDA	$28,093	22.4%	$12,244	24.3%	$17,378	28.9%	$10,836	12.2%
Restaurant operating weeks	514		613		645		934
Average weekly volume	$244		$82		$93		$95

(1)	Recast amounts for the 39 weeks ended September 25, 2018 include historical amounts for Emerging Brands that were acquired during the third quarter of 2018

	39 Weeks Ended September, 2017 (recast)(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$124,861	100.0%	$45,329	100.0%	$51,571	100.0%	$85,143	100.0%
Costs and expenses:
Cost of sales(2)	37,543	30.1	12,127	26.8	11,998	23.3	22,100	26.0
Restaurant operating expenses:
Labor(2)	31,618	25.3	13,786	30.4	16,227	31.5	29,367	34.5
Operating expenses(2)	13,427	10.8	5,965	13.2	6,892	13.4	11,635	13.7
Occupancy(2)	9,306	7.5	2,378	5.2	1,859	3.6	9,983	11.7
Restaurant operating expenses	54,351	43.5	22,130	48.8	24,978	48.4	50,984	59.9
Marketing and advertising costs(1)	2,136	1.7	269	0.6	279	0.5	1,486	1.7
Restaurant-level EBITDA	$30,831	24.7%	$10,803	23.8%	$14,316	27.8%	$10,573	12.4%
Restaurant operating weeks	486		558		495		909
Average weekly volume	$257		$81		$104		$93.7

(1)	Recast amounts for the 39 weeks ended September 26, 2017 include historical amounts for Emerging Brands that were acquired during the third quarter of 2018

(2)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 segment revenues over reported 2017 segment revenues, which was determined based on the segment revenues recorded in the Company’s historical books and records for the additional operating week included in the recast 2017 period

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)(1)		39 Weeks Ended (recast)(1)	39 Weeks Ended (recast)(1)
(Amounts in thousands, except per share data)	September 25, 2018	September 26, 2017		September 25, 2018	September 26, 2017
Adjusted Net Income:
Net (loss) income	$(67,074)	$(2,193)		$(72,013)	$10,584
Income tax (benefit) expense	2,436	73	(2)	277	3,519	(2)
Lease termination and closing costs	948	—		1,539	(2)
Consulting project costs	919	153	(3)	1,505	2,786	(3)
Acquisition costs	6,026	—		13,984	—
Reorganization severance	697	509		810	1,072
Non-recurring legal expenses	42	358		380	358
Donations	32	805		90	805
Non-recurring corporate expenses	2	—		12	—
Impairment charges	2,115	—		2,115	—
Discontinued operations	25,869	954		25,645	(2,400)
Loss on the write-off of deferred financing costs	18,266	—		18,266	—
Adjusted Pre-tax Income	(9,722)	659		(7,390)	16,722
Income tax (benefit) expense(4)	(7,778)	191		(5,911)	3,846
Adjusted net (loss) income	$(1,944)	$468		$(1,478)	$12,877
Adjusted (loss) net income per basic share	$(0.07)	$0.02		$(0.06)	$0.61

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)(1)		39 Weeks Ended (recast)(1)	39 Weeks Ended (recast)(1)
(Amounts in thousands)	September 25, 2018	September 26, 2017		September 25, 2018	September 26, 2017
Operating income	$(13,875)	$(781)		$(20,784)	$12,117
Add:
Pre-opening costs	3,559	766	(5)	6,862	3,669	(6)
General and administrative costs	11,833	10,709	(5)	43,718	28,946	(6)
Donations	32	836		90	836
Consulting project costs	963	153	(5)	1,897	2,786	(3)
Acquisition costs	6,026	—		13,984	—
Reorganization severance	697	509		810	1,072
Lease termination and closing costs	948	—	(3)	1,539	(2)	(3)
Depreciation and amortization	6,362	6,094	(5)	18,392	17,100	(6)
Non-cash impairment charges	2,115	—		2,115	—
Insurance settlement	(72)	(40)		(72)	—
Restaurant-level EBITDA	$18,588	$18,247		$68,551	$66,524

(1)
Recast amounts for the 13 weeks ended September 26, 2017, 39 weeks ended September 25, 2018 and 39 weeks ended September 26, 2017 include historical amounts for Emerging Brands that were acquired during the third quarter of 2018

(2)	Based on the same tax rate used for the reported 2017 results.

(3)	Recast 2017 amount equals the reported 2017 amount.

(4)	Income tax expense at an effective tax rate of 80% for the 2018 period and 29% for the 2017 period.

(5)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional week in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records for the additional operating week included in the recast 2017 period.

(6)
Recast 2017 amount reflects a presumed proportionate increase over the reported 2017 amount reflecting the additional two weeks in recast 2017 revenues over reported 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records for the additional operating week included in the recast 2017 period.